UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    February 15, 2005

    Meredith Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Delaware
(State or Other Jurisdiction of Incorporation)

0-024594	95-4246740
(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road, Building 2, Suite 120, Menlo Park, California (Address of Principal Executive Offices)	94025 (Zip Code)

    (650) 233-7140
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

Contract to Sell Riverside, CA Property

We have previously disclosed that we have entered into a contract to sell our Riverside property, a 25,000 square foot theater building, for $2,300,000. We intend to use the proceeds to pay off the approximate $1,060,000 loan on the property and for general corporate purposes. The contract originally provided that the sale would close on December 15, 2004 but could be extended to February 15, 2005. On February 15, 2005, we amended the contract to extend the period for the buyer to close the sale to April 15, 2005.

This report contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about Meredith Enterprises and its business. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties – many of which are outside of our control – that may cause actual results to differ materially from those expressed or implied by forward-looking statements. These risks and uncertainties include whether we can close the sale of our Riverside property as we expect and how we will use the net proceeds of the sale if it occurs. For a description of other risks that may affect our performance, please see the sections in our most recent Quarterly Report on Form 10-QSB entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors that May Affect Future Results.”

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC.

Date: February 17, 2005	/s/ Charles P. Wingard Charles P. Wingard Chief Financial Officer

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